SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	October 10, 2003

INTERPOOL, INC.

______________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events.

          On October 10, 2003, Interpool, Inc. (the "Company") announced that, after a preliminary report by an independent outside law firm appointed by the Audit Committee of the Company's Board of Directors to investigate accounting issues, the Board of Directors accepted the resignation of Raoul Witteveen as President and Chief Operating Officer and a member of the Board of Directors, effective October 10, 2003. In addition, in a matter unrelated to Witteveen's resignation, the Board of Directors accepted the resignation of Mitchell Gordon, the Company's former Chief Financial Officer, as a member of the Board of Directors. Martin Tuchman, Chairman and Chief Executive Officer of the Company, will assume the duties of Chief Operating Officer and President. In addition, the Company announced two senior level-appointments that will be responsible for overseeing the Company's business units: Richard Gross, who had been serving as acting chief financial officer, will become Chief Operating Officer of Interpool Limited, the Company's international container business, once a new chief financial officer is named, and Herbert Mertz, as Chief Operating Officer of Trac Lease, Inc., will assume full responsibilities for the Company's domestic chassis operations.

          The Company stated that, in addition to the internal inquiry conducted by the law firm of Morrison & Foerster LLP on behalf of the Company's Audit Committee, the Securities and Exchange Commission has opened an informal investigation in response to the previously announced restatement of the Company's financial statements and has requested a copy of the Morrison & Foerster report. The Company stated that it is cooperating fully with the SEC's informal investigation.

          In its October 10, 2003 press release, the Company also said that its independent auditors, KPMG, had not yet completed their audits of the Company's 2000, 2001 and 2002 financial statements or their review of the Company's 2003 interim quarterly results, and would not finalize their audits or reviews until after they were able to review the final written report by Morrison & Foerster later this month. Therefore, the Company cannot predict when the audits of the Company's 2000, 2001 and 2002 financial statements will be completed and the 2002 Form 10-K filed with the SEC. If the Form 10-K cannot be filed by October 31, 2003, the Company will seek waivers from its financial institutions to allow the Form 10-K to be filed at a later date. In addition, even if the Form 10-K is filed by October 31, 2003, the Company will be requesting waivers to allow for late filing of its Form 10-Qs for 2003. The Company also stated that as a result of the delay, the New York Stock Exchange could take action against the Company if substantial progress is not made towards releasing its financial statements.

          The Company also stated that as part of its strategic planning, the Company had engaged Goldman Sachs to advise the Company on long-term debt financings and other matters.

          In addition, on October 17, 2003, the Company announced that Arthur L. Burns, who was employed as General Counsel of the Company and its predecessor from 1980 to 1996 and has been a member of the Company's Board of Directors since January 1990, rejoined the Company as Executive Vice President and General Counsel, effective October 17, 2003. Mr. Burns will be relocating from Massachusetts to New York to rejoin the Company and will remain on the Board. In addition, Christoper N. Fermanis, who recently served as General Counsel, will be appointed as Senior Vice President-Law of the Company and will continue as General Counsel of the Company's operating subsidiaries, Interpool Limited and Trac Lease, Inc. Mr. Fermanis has elected not to relocate to New York.

          Copies of the Company's October 10, 2003 and October 17, 2003 press releases are attached hereto as Exhibits to this Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial Statements.

                     None.

          (b) Pro Forma Financial Information.

                     None.

          (c) Exhibits.

                     99.1 Press Release dated October 10, 2003.

                     99.2 Press Release dated October 17, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ Martin Tuchman Name: Martin Tuchman Title: Chairman and Chief Executive Officer

Dated: October 20, 2003